Exhibit 99.1
PCTEL Posts $13.7 Million in Third Quarter Revenue from Continuing Operations
Bloomingdale, IL October 29, 2009 — PCTEL, Inc. (NASDAQ: PCTI), a leader in propagation and optimization solutions for the wireless industry, announced results for the third quarter ended September 30, 2009.
Third Quarter Financial Highlights – Continuing Operations
•	$13.7 million in revenue from continuing operations for the quarter, a decrease of 32% over the same period last year.

•	GAAP & Non-GAAP Gross Profit Margin from continuing operations of 47%, as compared to 48% for the same period last year.

•	GAAP Operating Margin from continuing operations of a negative (6) % as compared to a positive 3% in the same period last year.

•	Non-GAAP Operating Margin from continuing operations of 3% versus 15% in the same period last year. The Company’s reporting of non-GAAP operating margin excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions.

•	GAAP net loss from continuing operations of $(757,000) for the quarter, or $(0.04) per share, compared to a net income of $11.1 million, or $0.60 per diluted share for the same period in 2008. The results from the third quarter last year include a $10 million benefit to the tax provision related to the reversal of a valuation allowance that the company had carried on its deferred tax assets.

•	Non-GAAP net income from continuing operations of $669,000 for the quarter, or $0.04 per diluted share compared to $2.6 million of net income, or $0.14 per diluted share, for the same period in 2008. The Company’s reporting of non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

•	$78 million of cash, short term investments, and long term investments at September 30, 2009.The Company repurchased approximately 153,000 shares of its common stock during the third quarter at an average price of $6.12. The company has approximately $3.5 million remaining under previously authorized share repurchase programs.

”Our modest sequential quarterly revenue increase from Q2’s $13.4 million revenue level was a significant accomplishment given the dramatic decline in state and local public safety programs and the depressed carrier spending on wireless networks,” said Marty Singer, PCTEL’s Chairman and CEO. “As we enter our fourth quarter, we are seeing improved booking activity compared with that in Q3. On the antenna side of our business, we are establishing meaningful traction with targeted vertical markets such as defense, utilities and smart grid, agriculture, and machine to machine applications. With respect to scanning receivers, we are establishing early leadership in support of new technologies such as LTE.”
The Company completed the sale of its Mobility Solutions Group (MSG) in January, 2008. The Company’s financial statements reflect MSG as a discontinued operation.
The company identified accounting misstatements primarily related to its first quarter 2009 purchase of Wi-Sys Communications. The company’s revenue, cash flow and non-GAAP earnings are unaffected. The affect on GAAP earnings was that in the first quarter, the goodwill impairment expense should have been $222,000 higher than reported and income tax expense should have been $127,000 higher than reported; in the second quarter, income tax expense should have been $274,000 lower than reported. The affect on GAAP net loss in the first quarter is that it should be $(1.9) million instead of the $(1.5) million reported, or a $(374,000) greater loss. The affect on GAAP net loss in the second quarter is that the net loss should be $(1.3) million instead of the $(1.6) million reported, or $274,000 less of a loss. The affect on GAAP Q2 year to date net loss is that it should be $(3.2) million instead of the $(3.1) million reported, or a $(75,000) greater loss. Q1 2009 EPS should be net loss of $(0.11) instead of the $(0.09) reported, or $(0.02) lower. Q2 2009 GAAP EPS should be a net loss of ($0.07) instead of the $(0.09) reported, or $0.02 higher. GAAP Q2 year to date EPS is unchanged at $(0.17), as reported. The company expects to amend its filings on form 10-Q/A for the first and second quarters reflecting these changes as soon as practicable. The company is still evaluating the level of internal control deficiency that the misstatements represent and expects to report on its conclusion in the third quarter 10-Q and 10-Q/A’s for Q1 and Q2.
CONFERENCE CALL / WEBCAST
PCTEL’s management team will discuss the Company’s results today at 5:00 PM ET. The call can be accessed by dialing (877) 693-6682 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 32658893. The call will also be webcast at http://investor.pctel.com/events.cfm.
REPLAY: A replay will be available until November 12 on either the website listed above or by calling (800) 642-1687 (U.S./Canada), or International (706) 645-9291, conference ID: 32658893.
About PCTEL
PCTEL, Inc. (NASDAQ: PCTI), is a global leader in propagation and wireless network optimization solutions. The company designs and develops software-based radios for wireless network optimization and develops and distributes innovative antenna solutions. The company’s SeeGull® scanning receivers, receiver-based products and CLARIFY® interference management solutions are used to measure, monitor and optimize cellular networks. PCTEL’s SeeGull scanning receivers are deployed in industry leading wireless test and measurement equipment and viewed as an essential wireless data collection tool for cellular network optimization, drive tests, and spectrum clearing. PCTEL develops and supports scanning receivers for LTE, EVDO, CDMA, WCDMA, UMTS, TDS-CDMA and WiMAX networks.
PCTEL’s MAXRAD®, Bluewave™ and Wi-Sys™ antenna solutions address public safety, military, aviation, defense and government applications; SCADA, Health Care, Energy, Smart Grid and Agricultural applications; Indoor Wireless, Wireless Backhaul, and Cellular applications. Its portfolio includes a broad range of WiMAX antennas, WiFi antennas, Land Mobile Radio antennas, and precision GPS antennas that serve innovative applications in telemetry, RFID, in-building, fleet management, and mesh networks. PCTEL provides parabolic antennas, ruggedized antennas, yagi antennas, military antennas, precision aviation antennas and other high performance antennas for many applications. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web site www.pctel.com, www.antenna.com, www.antenna.pctel.com, or www.rfsolutions.pctel.com.
PCTEL Safe Harbor Statement
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s momentum and opportunities for growth in the future is a forward-looking statement within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.
For further information contact:

John Schoen	Jack Seller	Mary McGowan
CFO	Public Relations	Investor Relations
PCTEL, Inc.	PCTEL, Inc.	Summit IR Group
(630) 372-6800	(630)372-6800	(408) 404-5401
	Jack.seller@pctel.com	mary@summitirgroup.com

PCTEL Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands except per share amounts)

	September 30,	December 31,
	2009	2008
ASSETS
Cash and cash equivalents	$42,596	$44,766
Short-term investment securities	25,900	17,835
Accounts receivable, net of allowance for doubtful accounts of $141 and $121 at September 30, 2009 and December 31, 2008, respectively	11,525	14,047
Inventories, net	8,407	10,351
Deferred tax assets, net	1,148	1,148
Prepaid expenses and other assets	2,695	2,575

Total current assets	92,271	90,722

Property and equipment, net	12,132	12,825
Long-term investment securities	9,972	15,258
Goodwill	—	384
Other intangible assets, net	4,366	5,240
Deferred tax assets, net	9,730	10,151
Other noncurrent assets	899	926

TOTAL ASSETS	$129,370	$135,506

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,443	$2,478
Accrued liabilities	4,063	6,198

Total current liabilities	5,506	8,676

Long-term liabilities	1,692	1,512

Total liabilities	7,198	10,188

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,657,839 and 18,236,236 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	18	18
Additional paid-in capital	138,553	137,930
Accumulated deficit	(16,550)	(12,639)
Accumulated other comprehensive income	151	9

Total stockholders’ equity	122,172	125,318

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$129,370	$135,506

The accompanying notes are an integral part of these consolidated financial statements.

PCTEL, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share information)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
CONTINUING OPERATIONS
REVENUES	$13,709	$20,087	$41,216	$58,661
COST OF REVENUES	7,284	10,527	22,061	30,627

GROSS PROFIT	6,425	9,560	19,155	28,034

OPERATING EXPENSES:
Research and development	2,674	2,591	8,010	7,387
Sales and marketing	1,845	2,543	5,841	8,180
General and administrative	2,169	2,619	7,245	8,372
Amortization of other intangible assets	553	552	1,660	1,544
Restructuring charges	—	—	493	364
Impairment of goodwill	—	—	1,485	—
Loss on sale of product lines and related note receivable	—	882	454	882
Gain on sale of assets and related royalties	—	(200)	(400)	(600)

Total operating expenses	7,241	8,987	24,788	26,129

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	(816)	573	(5,633)	1,905
Other income, net	375	120	742	1,557

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES AND DISCONTINUED OPERATIONS	(441)	693	(4,891)	3,462
Provision (benefit) for income taxes	316	(10,216)	(981)	(8,451)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(757)	10,909	(3,910)	11,913

DISCONTINUED OPERATIONS
NET INCOME FROM DISCONTINUED OPERATIONS,
NET OF TAX PROVISION	—	157	—	37,035

NET INCOME (LOSS)	($757)	$11,066	($3,910)	$48,948

Basic Earnings per Share:
Income (Loss) from Continuing Operations	($0.04)	$0.60	($0.22)	$0.61
Income from Discontinued Operations	$0.00	$0.01	$0.00	$1.90
Net Income (Loss)	($0.04)	$0.61	($0.22)	$2.51

Diluted Earnings per Share:
Income (Loss) from Continuing Operations	($0.04)	$0.58	($0.22)	$0.60
Income from Discontinued Operations	$0.00	$0.01	$0.00	$1.87
Net Income (Loss)	($0.04)	$0.59	($0.22)	$2.48
Weighted average shares — Basic	17,559	18,164	17,573	19,525
Weighted average shares — Diluted	17,559	18,709	17,573	19,761
The accompanying notes are an integral part of these consolidated financial statements.

Reconciliation GAAP To non-GAAP Results Of Operations
(unaudited, in thousands except per share information)
Reconciliation of GAAP operating income from continuing operations to non-GAAP operating income from continuing operations (a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Operating Income (Loss) from Continuing Operations	($816)	$573	($5,633)	$1,905
(a) Add:
Amortization of intangible assets	553	552	1,660	1,544
Restructuring charges	—	—	493	364
Impairment of goodwill	—	—	1,485	—
Loss on sale of product lines and related note receivable	—	882	454	882
Stock Compensation:
-Cost of Goods Sold	71	72	258	288
-Engineering	146	135	490	437
-Sales & Marketing	112	123	399	514
-General & Administrative	374	578	1,523	2,230

	1,256	2,342	6,762	6,259

Non-GAAP Operating Income	$440	$2,915	$1,129	$8,164

% of revenue	3.2%	14.5%	2.7%	13.9%
Reconciliation of GAAP net income from continuing operations to non-GAAP net income from continuing operations (b)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net Income (Loss) from Continuing Operations	($757)	$10,909	($3,910)	$11,913

Add:
(a) Non-GAAP adjustment to operating income (loss)	1,256	2,342	6,762	6,259
(b) Income Taxes	170	(10,692)	(1,316)	(9,977)

	1,426	(8,350)	5,446	(3,718)

Non-GAAP Net Income	$669	$2,559	$1,536	$8,195

Basic Earnings per Share:
Income from Continuing Operations	$0.04	$0.14	$0.09	$0.42

Diluted Earnings per Share:
Income from Continuing Operations	$0.04	$0.14	$0.09	$0.41

Weighted average shares — Basic	17,559	18,164	17,573	19,525
Weighted average shares — Diluted	17,838	18,709	17,847	19,761
This schedule reconciles the company’s GAAP operating income and GAAP net income from continuing operations to its non-GAAP operating income and non-GAAP net income from continuing operations. The company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges and impairment charges

(b)	These adjustments include the items described in footnote (a) as well as the non-cash income tax expense